Exhibit 20.6
Page 1 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June
Distribution Date of July 15, 1997

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $311,427,985.45
Beginning Pool Factor                                           0.6771000

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,387,352.88
     Interest Collected                                     $2,484,396.53

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $661,604.13
Total Additional Deposits                                     $661,604.13

Repos / Chargeoffs                                            $678,399.36
Aggregate Number of Notes Charged Off                                 117

Total Available Funds                                      $15,533,353.54

Ending Pool Balance                                       $298,362,233.21
Ending Pool Factor                                              0.6486927

Servicing Fee                                                 $259,523.32

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $16,206,761.80
     Target Percentage                                               5.00%
     Target Balance                                        $14,918,111.66
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,288,650.14)
     Ending Balance                                        $14,918,111.66

Current Weighted Average APR:                                       9.643%
Current Weighted Average Remaining Term (months):                   38.00

Delinquencies                                               Dollars       Notes
     Installments:              1 - 30 days              $2,230,007.79    1,647
                                31 - 60 days               $559,986.64      420
                                60+  days                  $209,405.93      107

     Total:                                              $2,999,400.36    1,653

     Balances:                  60+  days                $4,134,876.68      107

Memo Item - Reserve Account
     Prior Month                                        $15,571,399.27
+    Invest. Income                                         $77,494.03
+    Excess Serv.                                          $557,868.50
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                  $16,206,761.80


Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  June

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
Original Pool Amount
Distributions:                                 $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
     Distribution Percentages                                                0.00%             95.50%             4.50%
     Coupon                                                                  5.25%              6.35%             6.50%

Beginning Pool Balance                         $311,427,985.45
Ending Pool Balance                            $298,362,233.21

Collected Principal                             $12,387,352.88
Collected Interest                               $2,484,396.53
Charge - Offs                                      $678,399.36
Liquidation Proceeds / Recoveries                  $661,604.13
Servicing                                          $259,523.32
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $15,273,830.22

Beginning Balance                              $311,427,985.45              $0.00    $293,536,897.89    $17,891,087.56

Interest Due                                     $1,650,209.48              $0.00      $1,553,299.42        $96,910.06
Interest Paid                                    $1,650,209.48              $0.00      $1,553,299.42        $96,910.06
Principal Due                                   $13,065,752.24              $0.00     $12,477,793.39       $587,958.85
Principal Paid                                  $13,065,752.24              $0.00     $12,477,793.39       $587,958.85

Ending Balance                                 $298,362,233.21              $0.00    $281,059,104.50    $17,303,128.71
Note / Certificate Pool Factor                                             0.0000             0.8094            0.8359
   (Ending Balance / Original Pool Amount)
Total Distributions                             $14,715,961.72              $0.00     $14,031,092.81       $684,868.91

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $557,868.50
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $16,206,761.80
(Release) / Draw                                ($1,288,650.14)
Ending Reserve Acct Balance                     $14,918,111.66


Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  June


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)   Delinquency Trigger
C)   Noteholders Percent Trigger

                                   6                5                4                3                2                1
                                Jan-97           Feb-97           Mar-97           Apr-97           May-97           Jun-97
Beginning Pool Balance     $362,355,746.99  $362,355,746.99  $348,108,707.35  $332,415,354.80  $321,158,555.63  $311,427,985.45

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $970,091.47    $1,935,375.96      $692,876.86      $912,759.79      $429,807.70      $678,399.36
Recoveries                     $610,689.52      $910,706.72    $1,515,564.23    $1,486,575.64      $755,747.07      $661,604.13

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)          $3,541,012.61              Total Charged off (Months 1 - 6)         $5,619,311.14
  Total Recoveries (Months 3, 2, 1)           $2,903,926.84              Total Recoveries (Months 1 - 6)          $5,940,887.31
  Net Loss / (Recoveries) for 3 Mos             $637,085.77 (a)          Net Loss/(Recoveries) for 6 Mos.          ($321,576.17)(c)

  Total Balance (Months 5, 4, 3)          $1,042,879,809.14 (b)          Total Balance (Months 1 - 6)         $2,049,289,490.51(d)

  Loss Ratio Annualized  [(a/b) * (12)]              0.7331%             Loss Ratio Annualized [(c/d) (12)]             -0.1883%

Trigger:  Is Ratio > 1.5%                                No              Trigger:  Is Ratio > 6.0%                           No

                                                                                     Apr-97          May-97           Jun-97

B)   Delinquency Trigger:                                                       $4,533,629.98    $2,351,123.91    $4,134,876.68
     Balance delinquency 60+ days                                                     1.36384%         0.73208%         1.32772%
     As % of Beginning Pool Balance                                                   1.10446%         0.95470%         1.14121%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                          3.2435%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer